THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


              Warrant to Purchase ________ Shares of Common Stock

                                                          Warrant No. CDW-__


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK


                                      OF


                               AGRIBIOTECH, INC.


     This is to certify that, FOR VALUE RECEIVED, __________ ("Holder"), having
                                                               ------
an office at ___________, Attn: __________, is entitled to purchase, subject to the provisions of this Warrant, from AgriBioTech, Inc., a Nevada corporation (the "Company"), _____________ (_____) fully paid, validly issued and non-
      -------
assessable shares of Common Stock (the "Common Stock"), par value $.001 per
                                        ------------
share, of the Company at any time or from time to time for three years from the date hereof until 5:00 PM. Pacific Time, on December 29, 2001 (the "Exercise
                                                                    --------
Period"), at a price of $15.00 per share (the "Exercise Price").  This Warrant
------                                         --------------
was issued at a cost of $1.00 per share as part of the private placement of 5% Convertible Debentures (the "Debentures") sold on this date by the Company to
                             ----------
the Holder.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".
                                      --------------


          1.   Exercise of Warrant.  This Warrant may be exercised in whole or
               -------------------
in part (but no partial exercise shall be for less than ten thousand (10,000) Warrant Shares or such lesser number of Warrant Shares for which the remainder of the Warrant is exercisable) at any time or from time to time on or after the Closing Date (as defined in the Purchase Agreement) up to and including December 29, 2001; provided, however, that if such day is a day on which banking
          --------  -------
institutions in the State of Nevada are authorized by law to close, then this Warrant may be exercised on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Warrant Exercise Form annexed hereto as Exhibit A duly
                                                            ---------
executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but in no event later than the date which is two (2) Business Days after the exercise of the Warrants, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder in such denominations requested by the Holder, but not to purchase less than 10,000 Warrant Shares or such lesser number of Warrant Shares for which the remainder of the Warrant is exercisable. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          Notwithstanding the foregoing, commencing ninety (90) days from the Filing Date (as defined in the Registration Rights Agreement), if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or a part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Holder shall have the right at any time and from time to time as provided above to exercise this Warrant in whole or in part by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction the numerator of which is the Per Share Market Value of the Common Stock less the Exercise Price then in effect and the denominator of which is the Per Share Market Value (in each case adjusted for fractional shares as herein provided).

          2.   Reservation of Shares.  The Company shall at all times reserve
               ---------------------
for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

     3.   Fractional Shares.  No fractional shares or script representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average closing bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, or if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          4.   Exchange or Loss of Warrant.  This Warrant is exchangeable,
               ---------------------------
without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of
Common Stock purchasable hereunder.   This Warrant may be divided or combined
with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this
Warrant may be divided or exchanged.   Upon receipt by the Company or its
warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

          5.   Tender.  In lieu of physical delivery of the Warrant Shares
               ------
pursuant to Section 1, provided the Company's transfer agent is participating in the Depositary Trust Company Fast Automated Securities Transfer ("FAST")
                                                                  ----
program, upon request of the Registered Owner and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon exercise of the Warrant to the Registered Owner by crediting the account of the Registered Owner's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

          6.   Rights of The Holder.  The Holder shall not, by virtue hereof, be
               --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

     7.   Further Adjustment OF Exercise Price.
          ------------------------------------

     a.   Common Stock Dividends; Common Stock Splits; Reverse Common Stock
          -----------------------------------------------------------------
Splits. If the Company, at any time while this Warrant is outstanding, (a) shall
------
pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, (i) the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of Warrant Shares issuable upon exercise of this Warrant shall be appropriately adjusted such that the proportion of the number of Warrant Shares hereunder immediately after such event to the total number of Common Stock of the Company outstanding immediately after such event is equal to the same proportion as prior to such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b.   Rights; Warrants.  If the Company, at any time while this Warrant is
          ----------------
outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Exercise Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

     c.   Rounding.  All calculations under this Section 7 shall be made to the
          --------
nearest cent or the nearest l/l00/th/ of a share, as the case may be.

     d.   Notice of Adjustment.  Whenever the Exercise Price is adjusted
          --------------------
pursuant to paragraphs 6(a)or (b), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     e.   Redemption Event.  In case of (A) any reclassification of the Common
          ----------------
Stock, (B) any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or
(ii) less than 51% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such consolidation or merger, (C) the sale or transfer of all or substantially all of the assets of the Company, (D) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, (clauses (A) through (D) above referred to as a "Redemption Event"), the holder
                                                 ----------------
of the Warrant shall have the right thereafter to exercise the Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the holder of the Warrant shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event would have been entitled.

     f.   Reclassification, Etc.  If:
          ----------------------

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (iii) the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be mailed to the holder of this Warrant at its address as it shall appear below, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or
--------  -------
in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          8.   Registration Rights.  The Registration Rights Agreement executed
               -------------------
on the date hereof is incorporated herein by reference and shall govern the registration of the Warrant Shares.

          9.   Transferability; Investment Representation.  This Warrant shall
               ------------------------------------------
be fully transferrable, except as provided herein. No transfer may take place in violation of any securities laws or regulations. As of the date hereof, the Holder is acquiring the Warrant for its own account and not with a present view to, or for, resale (except to or with the Company's consent), distribution or fractionalization thereof, in whole or in part, and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page; provided, however, that by making the representations herein, such Holder does not agree to hold this Warrant for any minimum or other specific term. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the "Securities Act"), or the shares have been received as a result of a cashless exercise the Holder, upon exercise of this Warrant, will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Securities Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

     10.  Mandatory Conversion.  This Warrant shall be automatically converted
          --------------------
by the Company into Common Stock, if it has not previously been exercised, upon five (5) Business Days prior written notice (the fifth (5/th/) day being the "Conversion Date") to the Holder of the Company's intent to exercise the right of mandatory conversion, provided that the Closing sale price of the Company's Common Stock has closed at or above $25.00 per share for twenty (20) Trading Days out of any thirty (30) consecutive Trading Day period, ending within fifteen (15) calender days of the Company's mailing of the notice of conversion concerning the Warrant Shares and provided there is an effective registration statement under the Securities Act relating to the Warrant Shares so that the Holder may freely offer and sell such shares of Common Stock without further registration under the Securities Act or compliance with Rule 144 thereunder or any other exemptive provision or rule thereunder so long as the Registered Owner is not an

Affiliate of the Company.

          The Warrant Shares shall be delivered to the Holder of converted Warrants within two (2) Business Days after the Conversion Date specified in the notice of such conversion to such Holder; provided, however, that the Company shall not be obligated to deliver any Warrant Shares unless either the Warrants are delivered to the Company or its Warrant agent as provided in Section 1, or the Holder notifies the Company or the Warrant Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          In the event that neither the Warrants are delivered to the Company or its Warrant Agent or a satisfactory indemnity is not delivered to the Company as set forth in the preceding sentence prior to the Conversion Date, the Holder's right to convert this Warrant shall terminate and be null and void and the Company shall have the right to have this Warrant transferred on its transfer books to a standby purchaser who shall be entitled to exercise same. The transfer shall be deemed to have occurred simultaneous with the Conversion Date.

          11.  Notices.   Any notice or other communication required or
               -------
permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to AgriBioTech, Inc., 120 Corporate Park Drive, Henderson, Nevada 89014, Attn: Dr. Johnny R. Thomas, Chief Executive Officer, fax no. (888) 800-4841 with copies to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, Attn: Elliot Lutzker, fax no.
(212) 949-7052 and (ii) if to any Holder to the address set forth herein with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attn: James Kaye, fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          12.  NASDAQ Limitation.  If on any date (the "Determination Date") (a)
               -----------------                        ------------------
the Common Stock is listed for trading on Nasdaq or the Nasdaq SmallCap Market,
(b) the Exercise Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of the then outstanding Warrants as if all such Warrants were exercised on such Determination Date (without regard to any limitations on exercise) would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the Closing Date (the "Issuable Maximum"), and (c) the
                                            ----------------
Company shall not have previously obtained the vote of the shareholders of the Company (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the Warrants then held by the Holders for which an exercise would result in an issuance of shares of Common Stock in excess of such Holder's pro rata allocation (as described below) or the Issuable Maximum (the "Excess Shares")
                                                              -------------
the Company may elect to prepay cash to the Holders in an amount equal to the product of (a) the Exercise Price and (b) the number of outstanding Warrants underlying the Excess Shares (the "Prepayment Amount"). Any such election by the
                                   -----------------
Company must be made in writing to the Holders within five (5) Trading Days after the first such Determination Date and the payment of such Prepayment Amount shall be made in full to the Holders with ten (10) Business Days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay under this section or shall, if it shall have delivered such a notice, fail to pay the Prepayment Amount hereunder within ten
(10) Business Days thereafter, then the Holders of a majority of the Warrants then outstanding shall have the option by written notice to the Company to, if applicable, declare any such notice given by the Company, if given, to be null and void and require the Company to either: (i) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60/th/ day after such request unless the Company has previously used its best efforts to, but has failed to, obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Holder may demand the cash payment set forth in
Section 12(ii)) herein or (ii) pay cash to such Holder, within five (5) Business Days of such Holder's notice, in an amount equal to the Prepayment Amount for such Holder's portion of the Excess Shares. The payment of the Prepayment Amount to each Holder pursuant to this section shall be determined on a pro rata basis upon the number of Warrants held by such Holder on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Company fails to pay such Prepayment Amount in full pursuant to this Section 12 within five Business Days after the date payable, the Company will pay interest thereon at a rate of 20% per annum to the exercising Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder Approval no Holder of the Warrants shall be issued, upon exercise of the Warrants, shares of Common Stock in an amount greater than such Holder's allocated portion of the Issuable Maximum.

          In no event shall the Company be required to issue shares of Common Stock upon exercise of the Warrants if such issuance would violate the rules of Nasdaq.

          13.  Restriction on Conversion by Either The Holder or The Company.
               -------------------------------------------------------------
Notwithstanding anything herein to the contrary, in no event shall any Holder or the Company have the right or be required to exercise this Warrant if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 4.9% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

          14.  Officer's Certificate.  Whenever the number of shares purchasable
               ---------------------
upon exercise shall be adjusted as required by the provisions of Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Warrants and the Company shall, forthwith after each such adjustment, mail a copy, by first class mail, of such certificate to the each of the Holders.

          15.  Definitions.  Capitalized terms used herein and not otherwise
               -----------
defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with
                                                    -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings
                  ----------   -----------       ----------
correlative to the foregoing.

     "Appraiser" shall mean a nationally recognized or major regional investment
      ---------
banking firm or firm of independent certified public accountants of recognized standing.

          "Business Day" means any day except Saturday, Sunday and any day which
           ------------
shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

     "Closing Date" has the meaning set forth in Section 1.2 of the Purchase
      ------------
Agreement.

          "Common Stock" means the shares of the Company's Common Stock, par
           ------------
value $.001 per share.

          "Company" means AgriBioTech, Inc., a Nevada corporation.
           -------

          "Debentures" has the meaning set forth assigned to it in the first
           ----------
paragraph hereof.

          "Determination Date" has the meaning assigned to it in Section 12
           ------------------
hereof.

          "Excess Shares" has the meaning assigned to it in Section 12 hereof.
           -------------

          "Exercise Period" has the meaning assigned to it in the first
           ---------------
paragraph hereof.

          "Exercise Price" has the meaning assigned to it in the first paragraph
           --------------
hereof.

          "Holder" has the meaning assigned to it in the first paragraph hereof.
           ------

          "Issuable Maximum" has the meaning assigned to it in Section 12
           ----------------
hereof.

          "Per Share Market Value" means on any particular date (i) the closing
          ------------------------
bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc. any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of
                        --------  -------
the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided,
                                                                       --------
further that all determinations of the Per Share Market Value shall be
-------
appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Prepayment Amount" has the meaning assigned to it in Section 12
           -----------------
hereof.

          "Purchase Agreement" means that certain Securities Purchase Agreement,
           ------------------
dated December 30, 1998 among the Company and the Purchasers.

          "Purchasers" has the meaning assigned to it in the Purchase Agreement.
           ----------

          "Redemption Event" has the meaning assigned to it in Section 7(e)
           ----------------
hereof.

          "Registered Owner" means the Holder or such other Person as shown on
           ----------------
the records of the Company as being the registered owner of this Warrant.

          "Registration Rights Agreement" means that certain Amended and
           -----------------------------
Restated Registration Rights Agreement, dated January 5, 1999 among the Company and the Purchasers.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholder Approval" has the meaning assigned to it in Section 12
           --------------------
hereof.

          "Subsequent Market" means the New York Stock Exchange, American Stock
           -----------------
Exchange or Nasdaq Smallcap Market.

          "Trading Day(s)" means any day on which the primary market on which
           --------------
shares of Common Stock are listed is open for trading.

          "Warrant(s)" means the warrants issuable at the Closing.
           ----------

          "Warrant Shares" has the meaning assigned to it in the first paragraph
           --------------
hereof.

          16.  Compliance With Governmental Requirements.  The Company covenants
               -----------------------------------------
that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

          17.  Payment of Tax Upon Issue of Transfer.  The issuance of
               -------------------------------------
certificates for shares of the Common Stock upon exercise of the Warrants shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exercise in a name other than that of the Holder of such Warrant so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          18.  Miscellaneous.  This Agreement contains the entire Agreement and
               -------------
supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided, however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Warrant will not be assigned by the Company. This Warrant shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws. The Company and the Holder hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each such party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          19.  Warrants Owned By Company Deemed Not Outstanding.  In determining
               ------------------------------------------------
whether the holders of the outstanding Warrants have concurred in any direction, consent or waiver under this Warrant, warrants which are owned by the Company or any other obligor on the warrants or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the warrants shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Warrants owned by the Purchasers (as defined in the Purchase Agreement) shall be deemed outstanding for purposes of making such a determination. Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such warrants and that the pledgee is not the Company or any other obligor upon the securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the warrants.

          20.  Effect of Headings.   The section heading herein are for
               ------------------
convenience only and shall not affect the construction hereof.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above.


                                    AGRIBIOTECH, INC.


                                    By:________________________________
                                       Name: Johnny R. Thomas
                                       Title:  Chief Executive Officer



 Dated as of : December 30, 1998


ATTEST:



__________________________
Name:

                                   EXHIBIT A

                             Warrant Exercise Form
                             ---------------------

TO:  AGRIBIOTECH, INC.

     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______shares of Common Stock of AgriBioTech, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1998;
(2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


                     Date:                      ____________________________

                     Investor Name:             ____________________________

                     Taxpayer Identification    ____________________________

                     Number:                    ____________________________

                     By:                        ____________________________

                     Printed Name:              ____________________________

                     Title:                     ____________________________

                     Address:                   ____________________________


                     Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.




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